SECOND AMENDMENT TO LEASE AGREEMENT
                                   BETWEEN

                         LIBERTY LANDING ASSOCIATES
                                     and
                            PRC-PHILADELPHIA, INC.

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                               TABLE OF CONTENTS

1.   Premises...........................................................4

2.   Term...............................................................5

3.   Rent...............................................................5

4.   Taxes and Other Impositions........................................8

5.   Insurance.........................................................10

6.   Waiver of Subrogation.............................................11

7.   Care, Improvement and Restoration of the Premises.................11

8.   Landlord's Right of Entry.........................................12

9.   Fire and Other Casualty...........................................13

10.  Net Lease.........................................................13

11.  Utility Charges...................................................13

12.  No Services by Landlord...........................................13

13.  Governmental Regulations..........................................14

14.  Use of Premises...................................................14

15.  Environmental Matters.............................................15

16.  Mechanics' Liens, etc.............................................16

17.  Indemnification and Release of Landlord...........................17

18.  Quiet Enjoyment...................................................18

19.  Condemnation......................................................18

20.  Assignment and Subletting.........................................19

21.  Curing Tenant's Defaults..........................................20

22.  Condition of Title and of Premises................................20

23.  Surrender.........................................................20

24.  Defaults - Remedies...............................................21

25.  Grace Period and Notice of Default................................23

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26.  Brokers..........................................................23

27.  Captions.........................................................24

28.  Entire Agreement.................................................24

29.  Interpretation...................................................24

30.  Memorandum of Lease..............................................24

31.  Consent..........................................................24

32.  Representations and Warranties of Landlord.......................24

33.  Time Periods.....................................................25

34.  Right of First Refusal...........................................25

35.  Release..........................................................26

36.  Leasehold Mortgages..............................................26

37.  Landlord's Joinder...............................................30

38.  Estoppel Certificates............................................31

39.  Notices..........................................................32

40.  Attornment.......................................................33

41.  Partial Invalidity...............................................33

42.  Counterparts.....................................................33

43.  PLC Agreement....................................................34

44.  Exclusive Efforts................................................34

45.  Efforts to Agreement to Cooperate and Assist.....................34

46.  Definitions......................................................34

47.  Option to Purchase...............................................37

48.  Amendment and Restatement of Lease Agreement.....................41


Exhibit "A"

First Amendment to Corporate Guaranty

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                      SECOND AMENDMENT TO LEASE AGREEMENT
                      -----------------------------------

THIS SECOND AMENDMENT TO LEASE AGREEMENT is made as of the 31st day of July, 1996, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Landlord") and PRC-PHILADELPHIA, INC., a Pennsylvania corporation ("Tenant")


                               WITNESSETH:
                               ----------

    WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated December 14, 1993 (the "Lease Agreement"), which Lease Agreement set forth the terms and conditions of Tenant's leasing of Landlord's real property situate in Philadelphia, Pennsylvania; and

    WHEREAS, Landlord and Tenant have entered into that certain First Amendment to Lease Agreement dated July 31, 1996 (the "First Amendment to Lease Agreement"), which First Amendment to Lease Agreement amended certain of the terms and conditions of the Lease Agreement by extending the Preliminary Term for up to three (3) years on the terms and conditions as more fully set forth therein; and

    WHEREAS, Landlord and Tenant desire to amend the Lease Agreement in accordance with the terms and conditions of this Second Amendment to Lease Agreement such that, upon the "Principal Term Commencement Date" (as hereinafter defined), the terms and conditions of this Second Amendment to Lease Agreement shall amend, restate, replace and supersede the terms and conditions of the Lease Agreement and the First Amendment to Lease Agreement.

    NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, do covenant and agree as follows:

    1.  Premises.

        (a) Landlord does hereby demise and let the Premises unto Tenant, and Tenant does hereby hire and lease the Premises from Landlord, for the term and upon the conditions and covenants set forth herein.

        (b) The "Premises" shall mean all that certain lot or piece of ground situate in the 1st Ward of the City of Philadelphia described according to a Survey and Plan of Property made for Sheet Metal Workers' Local No. 19 by William E. Barton, Land Surveyor, No. 786A dated September 9, 1993, last revised September 28, 1993, as more fully described by metes and bounds on Exhibit "A" attached hereto and made a part hereof, together with all buildings and other improvements situate thereon as of the date of the Lease Agreement and on the date of this Second Amendment to Lease Agreement (including, without limitation, the pier structures now situate thereon), and together with all appurtenances thereto (including, without limitation, the

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easements appurtenant thereto granted and created by that certain Cross
Easement Agreement dated the 25th day of September, 1989, as recorded in the Department of Records in and for the City of Philadelphia in Deed Book FHS 1540, at page 321 on January 22, 1990 and the easements appurtenant thereto granted and created by that certain Easement Agreement dated as of the 14th day of December, 1993 as recorded in the Department of Records in and for the City of Philadelphia in Deed Book VCS 548, at page 509 on December 29, 1993 and all other easements, rights of way and other rights and benefits relating to the aforesaid tract or piece of land, and together with all rights, title and interest of Landlord in and to any land lying in the bed of any street, opened or proposed, adjoining the aforesaid tract or piece of land.

    2.  Term.

        (a) Principal Term. Tenant shall have the right, at Tenant's sole option, to cause the principal term ("Principal Term") of this Lease to commence by Tenant (as Optionee under the terms of that certain Option Agreement dated July 31, 1996 between Landlord and Tenant, said Option Agreement being hereinafter called the "Option Agreement") giving written notice (the "Principal Term Commencement Notice") to Landlord (as Optionor) that Tenant has exercised the Option to amend the Lease Agreement pursuant to the terms of the Option Agreement. If Tenant gives a Principal Term Commencement Notice to Landlord, the Principal Term shall commence on the "Principal Term Commencement Date" which shall be thirty (30) days after the date on which Tenant has given to Landlord the Principal Term Commencement Notice; provided that such Principal Term Commencement Date shall occur on the first day of the next following month after thirty (30) days have elapsed from the giving of the Principal Term Commencement Notice. For example, if Tenant delivers the Principal Term Commencement Notice on February 15, 1998, then the Principal Term Commencement Date shall occur on April 1, 1998. The Principal Term shall end on the date which is ten (10) years from the Principal Term Commencement Date.

         (b) Extension Options. (i) Provided that Tenant is not then in default of its obligations under this Lease (subject to the notice of default and cure provisions set forth in Section 25 below), Tenant shall have the right, at Tenant's sole option, to extend the Principal Term for five successive periods ("Extension Periods") of five years each, upon the same terms, provisions and conditions as are in effect during the Principal Term. If Tenant desires to extend the Principal Term for an Extension Period, Tenant may do so only by giving written notice thereof to Landlord ("Extension Notice") at least 12 months prior to the date on which the preceding Principal Term or Extension Period would otherwise end.

    3.  Rent.

        (a) Rent During the Principal Term. From and after the Principal Term Commencement Date and continuing through the Principal Term and any Extension Periods, Tenant shall pay to Landlord rent ("Principal Term Rent") as follows:


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            (A)  If no gambling facility is operating on the Premises, Tenant shall pay to Landlord annual rent in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00) per year.

            (B) If and for so long as there is no more than a single license in effect for the operation of a gambling facility on the Premises, the Tenant shall pay to the Landlord as annual rental the greater of (i) an amount equal to 4.5% of the annual Net Gaming Win (as defined below) derived from the Premises; or (ii) the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00).

            (C) If and for so long as there are two or more licenses in effect for the operation of gambling facilities on the Premises, the Tenant shall continue to pay Landlord the annual rent as set forth in Paragraph 3(a)(B) above, and the New Gaming Company (as hereinafter defined) as a sublessee, licensee or other occupant of the Premises, shall pay to the Landlord as annual rental the greater of (i) an amount equal to 4.5% of the annual Net Gaming Win derived from the Premises; or (ii) the sum of Three Million Five Hundred Thousand Dollars ($3,500,000.00). With respect to a second gambling facility located on the Premises and operated by New Gaming Company, any annual percentage rent payments agreed upon by Tenant and New Gaming Company which are in excess of 4.5% of the annual Net Gaming Win for the second gaming site on the Premises, plus any annual fixed rent payments for the second gambling facility on the Premises which are in excess of Three Million Five Hundred Thousand Dollars ($3,500,000.00), shall be paid directly to and belong exclusively to Tenant at the time such payments are paid.

            (D) The portion of the Principal Term Rent payable pursuant to clause (ii) of subsection 3(a)(B) and clause (ii) of subsection 3(a)(C) is herein called the "Fixed Rent". The portion of the Principal Term Rent payable pursuant to clause (i) of subsection 3(a)(B) and clause (i) of subsection 3(a)(C) is herein called "Percentage Rent".

            (E) The Fixed Rent shall be payable by the Tenant to the Landlord in monthly installments on the first day of each month, in advance, commencing on the Principal Term Commencement Date; and the Percentage Rent shall be paid (within thirty (30) days after the end of the quarter) at such time as the "Net Gaming Win" (as hereinafter defined) for each quarter of a Lease Year exceeds the sum of $19,444,445.00. To the extent that the Net Gaming Win is less than $19,444,445.00 in any quarter, then a credit for such quarter shall be carried over to future quarters Percentage Rent only within that Lease Year. No credits for Percentage Rent shall be carried forward beyond the then current Lease Year. An example of the calculation is attached as Schedule 3(a)(E).

            (F) If the Landlord is required to obtain a license ("Landlord Gambling License") to permit the operation by Tenant of a gambling facility on the Premises by reason of the inclusion of the provision in this Lease Agreement for the payment of Percentage Rent based upon the Net Gaming Win, and if the Landlord does not obtain a Landlord Gambling License prior to or contemporaneously with such time as Tenant obtains a gaming license or obtains

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a finding of suitability for a gaming license (if a finding of suitability is required under Pennsylvania law), whichever first occurs, then the obligation of the Tenant to pay Percentage Rent shall be deferred for so long as the Premises are used (or are intended to be used) for the operation of a gambling facility until such time, if any, as Landlord obtains the required Landlord Gambling License. At such time, if any, as Landlord obtains the Landlord Gaming License, the deferred and accrued Percentage Rent shall be then payable to Landlord. If Landlord is required to obtain a Landlord Gambling License, Landlord agrees that it will use diligent efforts to obtain the Landlord
Gambling License.   If Landlord is not able to obtain a Landlord Gambling
License, Landlord may assign its interest in this Lease to an entity which has or can obtain a Landlord Gambling License within a reasonable period of time (but in no event in excess of six months). If Tenant is unable to obtain a license and other approvals (collectively, "Tenant's Gambling License") to permit the operation by Tenant of a gambling facility on the Premises, and such failure to obtain the Tenant's Gambling License is for reasons beyond the reasonable control of Tenant, then Tenant shall have the right to cancel this Lease by giving written notice to Landlord within sixty (60) days after Tenant receives a written notification from the applicable government authority that Tenant will not receive the Tenant's Gambling License.

            (G) The term "Net Gaming Win" shall mean the total of all cash and property (including checks received and collected) received from the operation of one or more gambling facilities (as the result of gambling activities on the Premises, but excluding all proceeds from admissions revenues), minus the total of all cash paid out to patrons as winnings, with no deductions for taxes or other operating expenses.

            (H) The term "gambling facility" shall mean a gambling casino whether located on a boat, barge or otherwise on or about the Premises.

            (I) Within thirty (30) days following each month of each Lease Year, Tenant shall mail to Landlord a statement showing the Net Gaming Win derived from the Premises during the preceding month.

            (J) If at any time during the Principal Term the Premises are not used for the operation of any gambling facility, then during such period of time, the term "Net Gaming Win" shall be deemed replaced in this Lease Agreement with the term "Gross Receipts" for the purpose of computing Percentage Rent. The term "Gross Receipts" shall mean the aggregate of all gross sales from all business conducted upon or from the Premises. Such sales shall include, but shall not be limited to, the amounts received from the sale of goods, wares, warranties and merchandise and for repairs or other services performed on or from the Premises, together with the amount of all orders taken or received at the Premises, whether such orders be filled therefrom or elsewhere, and shall include sales made from vending devices and amusement devices in or about the Premises. Cash refunds to purchasers or allowances made on merchandise claimed to be defective or unsatisfactory shall be deducted from Gross Receipts to the extent that same were previously included in Gross Receipts; and there shall be deducted from Gross Receipts the sales price of merchandise returned by customers for exchange, provided that the

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sales price of merchandise delivered to the customer in exchange shall be included in Gross Receipts. Gross Receipts shall not include any sales, use or gross receipts tax imposed by any federal, state, municipal, or other governmental authority directly on sales and which must be paid by Tenant, whether or not collected from its customers. No franchise or capital stock tax and no income, occupation or similar tax or license fee based upon income, sales or profits shall be deducted from Gross Receipts.

            (K) Tenant shall retain all relevant records necessary for determining Net Gaming Win and Gross Receipts for at least three (3) years. The Landlord may cause an audit to be made of Tenant's records pertaining to the determination of Net Gaming Win and Gross Receipts. Such records shall be available at Tenant's main business office during normal business hours upon at least 10 days prior written notice by Landlord. Said audit shall be at the expense of Landlord unless the same shall indicate that Tenant has underpaid Percentage Rent for the period of the audit by an amount in excess of three percent (3%), in which event the Tenant shall bear the reasonable expense of said audit. All records furnished Landlord shall be confidential except that Landlord may furnish copies to any actual or potential lender or purchaser of the Landlord or of all or part of the Premises.

            (L) The term "New Gaming Company" shall mean an entity, other than Tenant or a Tenant Affiliate, which obtains a gaming license for a portion of the Premises and which utilizes (as a sublessee, licensee or other occupant) a portion of the Premises as a gambling facility. New Gaming Company shall not include any person or entity engaged in any manner by Tenant or a Tenant Affiliate to manage or operate a gambling facility for which Tenant or a Tenant Affiliate is the authorized gaming licensee.

    4.  Taxes and Other Impositions.

        (a) Impositions During the Principal Term. Tenant shall pay throughout the Principal Term, as additional rent hereunder, at least thirty
(30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, but in any event by the due date thereof, the following (all of which are herein collectively called "impositions"):

            (i) all levies, taxes (including payments required to be made in lieu of taxes), assessments, water and sewer rents and charges, liens, license and permit fees, and charges for public utilities imposed, assessed or charged on or with respect to the Premises by any federal, state, municipal or other authority ("Governmental Authority") or under any law, ordinance, or regulation of any Governmental Authority ("Law");

            (ii) any assessments, charges, levies or other impositions imposed, assessed or charged on or with respect to the Premises pursuant to the terms and provisions of any agreement, covenant, easement, restriction, declaration or other matter now of record (all such terms and provisions referred to in this subsection (ii) being herein collectively called "Recorded Agreement"); and


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            (iii)  all other charges, imposts or burdens of whatsoever kind and nature, whether or not particularized by. name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the term of this Lease may be created, levied, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Premises or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or upon or with respect to this Lease or the rent paid or payable hereunder or amounts paid or payable by any subtenants or other occupants of the Premises, or upon or with respect to the leasing, operation, use or occupancy of the Premises, or upon or with respect to this transaction or any documents to which Tenant is a party or successor in interest, or against Landlord because of Landlord's estate or interest in this Lease or the Premises, by any Governmental Authority, or under any Law, including, among others, all special tax bills and general, special or other assessments and liens or charges made on local or general improvements or under any governmental or public power or authority whatsoever and transit taxes, taxes based upon gross receipts of rent or sales taxes applicable to the gross receipt of rent, and personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, appurtenances, furniture and other personal property used in connection with the Premises.

Notwithstanding the foregoing, if any imposition shall be created, levied, assessed, adjudged, imposed, charged, or become a lien with respect to a period of time which commences before or ends after the commencement and expiration dates, respectively, of the Principal Term, then Tenant shall only be required to pay that proportion of such imposition which is equal to the proportion of said period which falls within the Principal Term, except that if any imposition is levied or assessed with respect to a period of time which commences before or ends after the commencement and expiration dates, respectively, of the Principal Term, but is due and payable in whole or in part during the Principal Term, Tenant shall be required to pay all installments of such imposition which are payable during the Principal Term. If Tenant is permitted to pay (by the assessing and collecting authorities or entities and by the holders of any mortgages or other liens upon the Premises) and elects to pay any imposition in installments, Tenant shall nevertheless pay all unpaid installments thereof prior to the expiration or sooner termination of the Principal Term, whether or not such installments are then due or payable. The term "impositions", shall not include any net income or excess profits taxes assessed against Landlord, or any corporation capital stock and franchise taxes imposed upon Landlord and shall not include the current City of Philadelphia Business Privilege Tax; provided, however, that, if at any time prior to the expiration of the Principal Term or any Extended Period, any net income tax, assessment, levy or charge shall be imposed upon Landlord or the Premises in lieu of any other tax or other charge included in clause (i) or clause (iii) of this subsection 4(b), and shall be measured by or based upon net income or profits derived from real estate (as distinguished from net income or profits generally), then such new tax, assessment, levy or charge shall be included in "impositions" to the extent that such new tax, assessment, levy or charge would be payable if the Premises were the only property of Landlord subject thereto and the income and profits received by Landlord from the Premises were the only income and profits of Landlord.

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        (c)  Use and Occupancy Tax.  Tenant shall pay, through the Principal
Term, the Philadelphia Realty Use and Occupancy Tax to the extent that the same shall be due and payable pursuant to the provisions of applicable law.

        (d) Contest. Tenant shall furnish Landlord, by the due date thereof, evidence of the payment of all impositions. Tenant may, without postponement of payment, bring proceedings for contesting the validity or amount of any imposition, or to recover payments therefor, and Tenant agrees to save Landlord harmless from all costs and expenses in connection therewith. Landlord shall cooperate with Tenant with respect to such proceedings to the extent required by applicable law, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Tenant. Tenant will give Landlord written notice of Tenant's intention to make any such contest.

    5.  Insurance.

        (a)  Insurance During Principal Term.
            (i) Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the Principal Term:

                (A) Insurance against loss or damage to any buildings hereafter constructed on the Premises by fire and such other casualties as may be included in extended risk coverage insurance, in an amount equal to the full insurable value of such buildings (but subject to such deductible sums as Tenant shall reasonably designate); and

                (B) Insurance against claims for personal injury (including death) and property damage under a policy or policies of comprehensive general liability insurance, with limits not less than Five Million Dollars ($5,000,000.00) in respect of personal injury (including bodily injury and death) and One Million Dollars ($1,000,000.00) for property damage.

            (ii) The policies of insurance described in subsection 5(a)(i)(A) above shall name Tenant as the insured party, and, in addition, may contain a standard mortgagee endorsement in favor of the holder of any leasehold mortgage on Tenant's estate in the Premises. The policies of insurance described in subsection 5(a)(i)(B) above shall name Landlord and Tenant as the insured parties.

        (b) Requirements. The insurance required by this Section 5 shall be maintained, at Tenant's option, either by separate policies or by blanket policies (provided that all requirements of this Section 5 shall be complied with in respect of such blanket policies and that such blanket policies shall provide that the coverage thereunder for the Premises and occurrences in, on or about the Premises shall not be diminished by occurrences elsewhere). Such policies applicable to the Premises shall be issued by insurers of recognized responsibility licensed to do business in Pennsylvania and having a Best's rating of A+Vll or higher. Tenant shall deliver to Landlord certificates of the insurance carrier certifying that each policy required to be maintained has been issued and is in effect and the duration thereof (herein called a "certificate"). At least thirty (30) days before any policy shall expire,

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Tenant shall deliver to Landlord a replacement certificate and at least ten
(10) days prior to the date that, the premium on any policy shall become due and payable, Landlord shall be furnished with satisfactory evidence of its payment.

        (c) Evidence of Payment. It Tenant shall fail, refuse or neglect to obtain such insurance or maintain it, Landlord shall have the right, at Landlord's option, to purchase such insurance and to pay the premiums thereon or to pay the premiums on insurance which Tenant should have paid for. All such payments made by Landlord shall be recoverable by Landlord from Tenant on demand as additional rent hereunder, together with interest at the Effective Rate (as defined below), from the respective dates of Landlord's making of the payments.

    6. Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of each party's insurance coverage, from any and all liability for any loss or damage which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a release, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available and if such policies do not provide therefor. If an additional premium is charged for such waiver, the party benefiting therefrom, if it desires to have the waiver, agrees to pay to the other the amount of such additional premium promptly upon being billed therefor.

    7.  Care, Improvement and Restoration of the Premises.

        (a)  Improvements Upon the Premises.

                     (i) Prior to the Tenant's delivery of the Principal Term Commencement Notice, Tenant shall not demolish, remove, alter or construct any buildings, signs, roadways, driveways, parking areas, piers, pier structures, or other improvements (all such items being herein called "Improvements") on the Premises and/or otherwise alter the condition of the Premises or any Improvements thereon without the prior written consent of Landlord, which consent Landlord agrees not unreasonably to withhold or delay.

            (ii) From and after the Tenant's delivery of the Principal Term Commencement Notice, Tenant may, at any time and from time to time and without the prior consent of Landlord, demolish, remove, alter, construct or reconstruct any Improvements upon the Premises and/or otherwise alter the condition of the Premises or any Improvements on the Premises. Title to any Improvements which may be placed in or upon or affixed to the Premises by, for or under Tenant, shall remain in Tenant during the Principal Term, and any Extension Period as to which Tenant has given an Extension Notice, and Tenant

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alone shall be entitled to claim depreciation therefor during such period of time. At the end of the Principal Term and all Extension Periods as to which Tenant has given an Extension Notice, Tenant may, at its option, either leave all Improvements upon the Premises or remove from the Premises any Improvements placed or constructed thereon by Tenant (provided that Tenant shall repair or restore any damage to the Premises and the Improvements not removed caused by such removal).

        (b) Maintenance and Repair During the Principal Term. Tenant shall, throughout the Principal Term, at its sole cost and expense: (i) take care of the buildings, sidewalks, parking areas, curbs, access ways and the other Improvements now or hereafter located upon the Premises, and keep them in a state of order, condition and repair adequate for Tenant's required or intended use thereof, and in substantial compliance with the terms and provisions of any Recorded Agreement; and promptly at Tenant's own cost and expense make all repairs necessary to maintain such state of order, condition, repair and compliance, whether such repairs be interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen; and (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice.

        (c) Restoration of Fire Damage. If (i) the buildings or other Improvements on the Premises shall be damaged or destroyed by fire or other casualty at any time during the Principal Term, and (ii) Tenant has not elected to exercise its right to terminate this Lease Agreement, if applicable, pursuant to the terms of Paragraph 9 hereof, then Tenant, at Tenant's sole cost and expense, shall promptly and diligently proceed either
(a) to repair, rebuild or replace such buildings and other Improvements, so as to restore the Premises substantially similar to the condition in which they were immediately prior to such damage or destruction; or (b) to clear the debris and damaged portions and restore the Premises and Improvements to a condition adequate for Tenant's required or intended use thereof.

    8.  Landlord's Right of Entry

        (a) Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times during business hours for the purpose of inspecting them, including, without limitation, the performance of reasonable tests, samplings, or other investigations to satisfy itself that Tenant has complied with the provisions of this Lease, and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease. Nothing herein shall imply any duty upon the part of Landlord to make any such inspection, testing, sampling or investigation at the Premises or to do any such work which under any provision of this Lease Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Premises or on account of bringing materials, supplies and equipment into or through the

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Premises during the course thereof and the obligations of Tenant under this
Lease shall not thereby be affected and the cost of each of such repairs or the performance of such work shall be payable by Tenant to Landlord pursuant to and in accordance with Section 21 hereof. Landlord also shall have the right to enter the Premises at all reasonable times during business hours to exhibit the Premises to any prospective purchaser or mortgagee thereof.

        (b) Notwithstanding the provisions of subsection 8(a) above to the contrary, Landlord's right to enter upon the Premises shall be subject to any restrictions, limitations and provisions set forth in applicable laws and governmental regulations (including, without limitation, laws and governmental regulations of the United States Coast Guard and laws and governmental regulations governing gambling facilities).

        (c) Notwithstanding the provisions of subsection 8(a) above to the contrary, Landlord's right to enter upon any boat or other vessel located within or adjacent to the Premises shall be subject to the further limitation that Landlord must give to Tenant at least 48 hours prior written notice of Landlord's intention to enter such boat or other vessel and Landlord may do so only accompanied by a representative of Tenant (and Tenant agrees to make such representative available) and only to determine if Tenant is in breach of any of its obligation under this Lease.

    9. Fire and Other Casualty. In the event of any casualty to the Premises, there shall be no abatement of Fixed Rent (and the obligation to pay Percentage Rent shall continue to apply but only to the extent of the amount recovered by Tenant under the terms of the Tenant s business interruption insurance coverage). In the event that Tenant is unable to obtain business interruption insurance (after making good faith efforts to do so), then the Percentage Rent shall be abated.

    10. Net Lease. It is the intention of the parties hereto that during the Principal Term this Lease is a "net lease" and that Landlord shall during the Principal Term receive the rent hereinabove provided as net income from the Premises, not diminished by (a) any imposition during the Principal Term notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or (b) any expenses or charges required to be paid during the Principal Term to maintain the Premises, other than payments under any mortgage now existing or hereafter created by Landlord.

    11. Utility Charges. Tenant shall be solely responsible for and shall promptly pay all costs and charges for the connection and use of water and sewer services and all costs and charges for the connection and use of gas, steam, heat, light, electricity, power, telephone and any other utility or service used or consumed in or servicing the Premises during the Principal Term.

    12. No Services by Landlord. Landlord is not and shall not be required to render any services of any kind to Tenant.

    13. Governmental Regulations. Tenant shall throughout the Principal Term, at Tenant's sole cost and expense, promptly comply in all material respects with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter Constituted exercising similar functions, and the requirements of each Recorded Agreement, relating to all or any part of the Premises, exterior as well as interior, foreseen or unforeseen, ordinary as well as extraordinary, structural as well as non-structural, or to the use or manner of use of the Premises or to the sidewalks, parking areas, curbs and access ways within the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times during the Principal Term all licenses, consents and permits necessary for the lawful use of the Premises and Tenant shall pay all personal property taxes, license fees, and other taxes which are or may be assessed, levied or imposed upon Tenant in connection with Tenant's operation of its business upon the Premises. Tenant shall during the Principal Term observe and comply with the requirements of all policies of liability, fire and other policies of insurance in force with respect to the Premises. Notwithstanding the foregoing provisions of this Section 13, Tenant shall not be obligated to comply with any of the laws, ordinances, notices, orders, rules, regulations and requirements specified above to the extent that the need for such compliance has been created by the acts or omissions of Landlord, of any partner in Landlord, or of any party which is affiliated with Landlord or any partner in Landlord, or any of their agents or employees occurring after the date of the execution of the Lease Agreement.

    14.  Use of Premises.

        (a) Principal Term Gambling Use. If and to the extent that applicable law permits the operation of a gambling facility at the Premises and if and to the extent (after the use of diligent efforts to obtain a license) the Tenant has obtained a license to operate a gambling facility at the Premises, then for a period of ten years from the commencement of the Principal Term (but only for so long as Tenant may lawfully do so and Tenant's license to do so remains in effect), Tenant shall continuously cause the Premises to be used for the operation of a gambling facility and related operations and for no other uses. The purpose of this continuous operation covenant is to maximize the Net Gaming Win for the purpose of the computation of Percentage Rent.

        (b) Other Uses. If and to the extent the operation of a gambling facility is not permitted by applicable law at the Premises during the Principal Term, or if after the use of diligent efforts the Tenant has not obtained or retained a license for the operation of a gambling facility on the Premises, and/or at any time after the expiration of ten years after the commencement of the Principal Term, the Tenant may use the Premises for any lawful purpose.

        (c) Compliance With Law. The Premises shall not be used for any purpose during the Principal Term which is not in substantial compliance with the requirements of all applicable laws, ordinances, rules, regulations and requirements of all federal, state and municipal governments and the applicable provisions of any Recorded Agreement.

    15.  Environmental Matters.

        (a) Tenant shall, throughout the Principal Term, conduct Tenant's operations and activities at the Premises in substantial compliance with all applicable federal, state and municipal statutes, ordinances, regulations, orders, directives or other requirements of law or common law concerning: (A) the generation, use, handling, treatment, storage, transportation, release, disposal, remediation or presence of any material including Solid Waste or Hazardous Substances in, on, under, from or connected with operations and activities at the Premises; (B) the emission of any air pollutant; (C) the presence or discharge of any Pollutant in, on or under the Premises or into surface or groundwater; (D) storage tanks and related facilities and connections (herein collectively called "Environmental Statutes"). Tenant shall, throughout the Principal Term, obtain and maintain all permits, licenses or approvals for the conduct of Tenant's operations and activities at the Premises as required by Environmental Statutes; and Tenant shall at all times comply with the terms and conditions of such permits, licenses and approvals.

        (b) Tenant shall, throughout the Principal Term, provide to Landlord copies of the following, forthwith after each shall have been prepared by, submitted to or received by Tenant: (A) all applications submitted to any governmental agency relating to any Environmental Statute with respect to the Premises ; (B) all notifications, registrations, records, reports or other documents submitted to any governmental agency relating to any Environmental Statute with respect to the Premises; (C) all permits, licenses and approvals, and amendments or modifications thereof, obtained by Tenant under any Environmental Statute with respect to the Premises; and (D) any notice of violation, summons, order, complaint, or notice of investigation, received by Tenant relating to any Environmental Statute with respect to the Premises.

        (c) Tenant shall, throughout the Principal Term, not cause the use, generation, handling or storage of Hazardous Substances or Solid Waste in, on or under the Premises, except: (A) construction materials (except for asbestos containing materials, polychloride biphenyl and urea formaldehyde), office equipment, furnishings and supplies, and office maintenance materials that are or contain Hazardous Substances may be used, generated, handled or stored on the Premises, provided such is incident to and reasonably necessary for the construction, operation or maintenance of the Premises and is in material compliance with applicable laws, (B) reasonable quantities of the Hazardous Substances may be used, handled or stored on the Premises if such activity is incident to the retail sale of such on the Premises, provided such are packaged, labeled, stored or used in accordance with applicable laws and (C) Solid Wastes may be generated and stored temporarily on the Premises provided such activities are performed in material compliance with applicable law and such Solid Wastes are lawfully removed promptly after they are generated.

Tenant shall not, during the Principal Term, cause the release of Hazardous Substances or Solid Waste in, on or under the Premises, except as provided in the previous sentence or as specifically provided for in and performed in material compliance with a permit, license or approval obtained from a governmental agency.

        (d) Tenant shall, throughout the Principal Term, comply in all material respects with all applicable laws and regulations concerning the installation by Tenant of any storage tank, whether above or underground, at the Premises. Upon termination of this Lease, Landlord shall have the option of requiring that Tenant, at Tenant's sole cost and expense, perform tests relating to and/or remove any storage tank installed by Tenant and associated contaminated material.

        (e) Tenant hereby agrees to indemnify, defend and hold harmless Landlord of, from and against any and all expense, loss, damage or liability of any kind suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section 15.

        (f) For the purposes of this Section 15, the terms listed below shall be defined as they are defined in the provisions of law listed below and the regulations promulgated pursuant thereto as amended from time to time or in future federal legislation or in corresponding present or future provisions of law or regulation in the state where the Premises are located.

                (A)  air pollutant - 42 U.S.C. Section 7602(g).

                (B)  discharge of pollutant - 33 U.S.C. Section 1362(12).

                (C)  release - 42 U.S.C. Section 9601(22).

                (D) storage - 42 U.S.C. Section G903(33), without limitation as to the material involved.

                (E) disposal - 42 U.S. C. Section 6903 (3), without limitation as to the material involved.

                (F)  Solid Waste - 42 U.S.C. Section 6903(27).

        (i) The provisions of this Section 15 shall not be construed as limiting in any respect the covenants and obligations of Tenant under Sections 13 and 14 hereof.

    16.  Mechanics' Liens, etc.

        (a) Tenant will not during the Principal Term create or permit to be created or remain any lien, encumbrance or charge levied an account of any imposition or any mechanic's, laborer's or materialmen's lien which might be or become a lien, encumbrance or charge upon the Premises or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Landlord in the Premises or any part thereof or the income therefrom, and Tenant will not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired; provided that any mechanic's, laborer's or materialmen's lien may be discharged in accordance with subsection 16(b).

        (b) If at any time during the Principal Term any mechanic's, laborer's or materialmen's lien shall be filed against the Premises by reason of work performed by or at the direction of Tenant, Tenant, within sixty (60) days after notice of the filing thereof, will cause it to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Effective Rate from the respective dates of Landlord's making of the payments and incurring of the costs and expenses, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

        (c) Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific alteration, addition, improvement or repair to the Premises or any part thereof. Nothing in this Lease or in any other document executed by Landlord shall be construed to constitute an acknowledgment that any work done or material provided by any contractor, subcontractor or materialman of Tenant was done or provided for the immediate use and benefit of Landlord.

        (d) Prior to the making of any alterations, additions or improvements to the Premises which would give rise to a claim for a mechanic's lien, Tenant shall cause to be filed in the Office of the Prothonotary of Philadelphia County a Waiver of Mechanic's and Materialmen's Liens in proper statutory form.

    17.  Indemnification.

        (a) Indemnification. Tenant agrees to indemnify and save harmless Landlord from and against any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the occupancy, conduct, operation or management of the Premises by Tenant during the Principal Term and by any party during the Principal Term; or from any work or thing whatsoever done or which was not done in and on the Premises during the Principal Term; or arising from any breach or default on the part of Tenant during the Principal Term in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease; or arising during the Principal Term from any act, neglect or negligence of Tenant, or any of its agents, contractors, servants, employees, subtenants or licensees; or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation, occurring during the Principal Term, in or about the Premises; and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including without limitation the fees of attorneys, investigators and experts) and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord covenants at Tenant's cost and expense to resist or defend such action or proceeding or to cause it to be resisted or defended by an insurer. Notwithstanding the foregoing, the obligations of Tenant pursuant to this subsection 17(a) shall not apply to any claims resulting from the negligence of Landlord upon or relating to the Premises and occurring subsequent to the execution of the Lease Agreement dated December 14, 1993.

        (b) Release. Landlord, its principals, agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord, its principals, agents, employees and contractors from, all claims for loss of life, personal injury or damage to property or business sustained during the Principal Term by Tenant or any person claiming by, through or under Tenant resulting from fire, accident, occurrence or condition in or upon the Premises or any part thereof including, but not limited to, any such claims for loss of life, personal injury or damage resulting from defect, latent or otherwise, in the Premises, any defect in or any failure of any equipment, machinery, utilities, appliances or apparatus in the Premises, falling of fixtures or other items, leakage of water, snow or ice, broken glass, or any other event whatsoever; excluding, however, any claims resulting from the negligence of Landlord upon the Premises occurring subsequent to the execution of the Lease Agreement dated December 14, 1993.

    18. Quiet Enjoyment. Tenant, upon paying the rent, additional rent and other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

    19.  Condemnation.

        (a) If all of the Premises is taken or condemned during the Principal Term for a public or quasi-public use ("Taken") this Lease Agreement shall terminate as of the day title to the condemned real estate vests in the condemnor. If a portion of the Premises is Taken during the Principal Term and the balance thereof is not reasonably suitable for the operation of a gambling facility thereon, Tenant shall have the right at Tenant's sole option, of terminating this Lease Agreement as of the day title to the condemned real estate vests in the condemnor. If this Lease Agreement shall terminate pursuant to the preceding provisions of this subsection 19(a), the rent provided to be paid by Tenant to Landlord pursuant to this Lease Agreement shall be apportioned and paid in full by Tenant to Landlord to the date of termination, and neither Landlord nor Tenant shall thereafter have any liability under this Lease Agreement.

        (b) If only a portion of the Premises is Taken and Tenant does not (or does not have the right to) terminate this Lease Agreement pursuant to the provisions of subsection 19(a), then Tenant shall (to the extent only of condemnation awards paid to Tenant for such purpose) restore the Improvements then existing on the Premises to a condition as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date on which the Premises is Taken; and there shall be an equitable abatement of Fixed Rent according to the value of the Premises before and after the Premises is Taken. In the event that Landlord and Tenant are unable to agree upon the amount of abatement of Fixed Rent, either party may submit the issue for arbitration pursuant to the rules then obtaining of the American Arbitration Association and the determination or award rendered by the arbitrators shall be final, conclusive and binding upon Landlord and Tenant and not subject to appeal; and judgment thereon may be entered in any court of competent jurisdiction.

        (c) If all or any portion of the Premises is Taken during the Principal Term, each of Landlord and Tenant may make a claim for its own award as its interests may appear.

    20.  Assignment and Subletting.

        (a) Tenant shall not during the Principal Term assign this Lease Agreement or sublet the entire Premises without first obtaining the prior written consent of Landlord which consent Landlord agrees not unreasonably to withhold or delay; provided, however, that Tenant shall have the right during the Principal Term to assign this Lease Agreement and/or to sublet the entire Premises without the prior consent of Landlord to any Tenant Affiliate and/or to any entity which acquires substantially all of the business of Tenant. Tenant shall have the right, without the prior consent of Landlord, effective from and after the commencement of the Principal Term, to sublet a portion of the Premises to a second gambling facility operator and, if and to the extent the operation of a gambling facility is not permitted at the Premises, to sublet portion(s) of the Premises to various users. In the event of any assignment of this Lease or subletting of the Premises made with or without Landlord's consent, Tenant shall, nevertheless, remain liable for the performance of all of the terms, conditions and covenants of this Lease and Tenant shall cause any assignee to execute and deliver to Landlord an assumption of liability agreement, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this Lease. Notwithstanding anything to the contrary set forth in the preceding sentence, in the event that a New Gaming Company occupies a portion of the Premises for use as a gambling facility, the Landlord agrees to look solely to New Gaming Company and its guarantor, if any, with respect to the Percentage Rent and/or Fixed Rent due and owing by New Gaming Company for its gambling facility at the

Premises. It being the stated intention of the Landlord and Tenant that neither the Tenant nor its guarantor shall have any liability to Landlord for any Percentage Rent and/or Fixed Rent arising from or related to New Gaming Company's use or operation of a gambling facility located at the Premises.

        (b) A transfer in any transaction of fifty percent (50%) or more of the stock of Tenant shall be deemed an assignment of this Lease.

        (c) At least fifteen (15) days prior to any proposed subletting or assignment which, pursuant to the provisions of subsection 20(a) above, requires the consent of Landlord, Tenant shall submit to Landlord a statement seeking Landlord's consent and containing the name and address of the proposed subtenant or assignee, the terms of the proposed sublease or assignment (including the proposed date for possession for such subtenant or assignee) and such financial and other information with respect to the proposed subtenant as Landlord reasonably may request.

    21. Curing Tenant's Defaults. Subject to the provisions of Section 25, below, requiring Landlord to give to Tenant written notice of Tenant's default and an opportunity to cure such default (but not subject thereto in the event of an emergency situation), if Tenant shall be in default in the performance of any of its obligations under this Lease Agreement, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity or under this Lease, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any reasonable sums actually paid or reasonable costs actually incurred by Landlord in curing such default (including, without limitation, reasonable attorneys' fees and court costs), together with interest at the Effective Rate from the respective dates of Landlord's making of the payments and incurring of the costs on all sums advanced by Landlord as aforesaid, which sums and costs together with interest thereon shall be deemed additional rent payable hereunder.

    22. Condition of Title and of Premises. Tenant agrees that the Premises, the title thereto, all encumbrances thereon, the Recorded Agreement, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and subsurface conditions thereof, and the permitted uses and restrictions on the uses thereof, have been examined by, and/or are known to, Tenant; and Tenant accepts the Premises without representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title to the Premises, the encumbrances thereon, the Recorded Agreement, the zoning of the Premises, the street or streets, sidewalks, parking areas, curbs and access ways adjoining the Premises, any surface or subsurface conditions thereof, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put and any restrictions on the uses of the Premises.

    23. Surrender. Subject to the provisions of subsection 7(a)(ii) above, Tenant agrees at the expiration or earlier termination of this Lease Agreement promptly to yield up, in the same condition in which they are required to be kept throughout the Principal Term, the Premises and all improvements, alterations and additions thereto.

    24.  Defaults - Remedies.  Subject to the provisions of Section 25, below,
(i) in the event Tenant shall at any time be in default in the payment of rent herein reserved, or of any other sum required to be paid by Tenant under this Lease, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Lease; or (ii) in the event Tenant shall commence any proceeding seeking to have an order for relief entered on its behalf as a debtor under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for all (or substantially all) of its assets; or (iii) in the event in any involuntary proceeding Tenant is adjudicated a bankrupt (and such adjudication is not reversed within 120 days of its initial declaration); then and in addition to any other rights or remedies Landlord may have under this Lease and at law and in equity, Landlord shall have the following rights:

        (a) Subject to the terms of Section 35 hereof, to enter the Premises and without further demand or notice proceed to levy the rent and/or other charges herein payable as rent, and Tenant shall pay all costs and officers, commissions, including watchmen's wages and sums chargeable to Landlord, and further including the five percent (5%) chargeable by the Act of Assembly as commissions to the constable or other person making the levy, and in such case all costs, officers, commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made, after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord.

        (b) To re-enter the Premises and remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law, and repossess and enjoy the Premises, together with all additions, alterations and improvements. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this Lease or make such alterations and repairs as may be necessary in order to relet the Premises or any part or parts thereof, either in Landlord's name or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord's reasonable discretion may seem advisable and to such person or persons as may in Landlord's reasonable discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to

Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations and/or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given to Tenant. Landlord agrees to use reasonable efforts to mitigate its damages in the event of a default by Tenant under this Lease Agreement; provided however, that Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Following the occurrence and continuation of an event of default after notice and the expiration of the applicable cure period and upon Landlord's lawful re-entry onto the Premises, Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

        (c) To terminate this Lease and the term hereby created. Upon such termination, Landlord shall be entitled to recover an amount equal to all of the Fixed Rent reserved for the balance of the Principal Term; subject, however, to the affirmative obligation of Landlord to use reasonable efforts to mitigate its loss and damages resulting from its termination of this Lease and the term hereby created.

        (d) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

        (e) No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreements 'or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

        (f) In the event of any default by Tenant of any of its obligations under this Lease, Tenant shall immediately pay to Landlord, upon demand, an amount equal to all reasonable attorney's fees and court costs incurred by Landlord in enforcing its rights and remedies under this Lease, whether or not an administrative and/or judicial action is commenced by Landlord against Tenant by reason of such default.

        (g) The parties recognize that no adequate remedy at law may exist for a breach by Tenant of its obligations under this Lease. Accordingly, either Landlord or Tenant may obtain specific performance of any provision of this Lease. Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant or which Tenant may have against Landlord for a breach of this Lease.

        (h) If Tenant shall at any time during the Principal Term fail to pay any installment of the Principal Term Rent and if such failure shall continue beyond the applicable grace period specified in subsection 25 (a) below, then from and after the expiration of such grace period and until such sum is paid to Landlord, interest shall accrue (such interest being payable as rent hereunder) on the delinquent amount at the Effective Rate.

    25.  Grace Period and Notice of Default.

        (a) Notwithstanding any provision to the contrary set forth elsewhere in this Lease Agreement, Landlord agrees that Tenant will not be deemed to be in default of any of its obligations under this Lease, that no event of default shall have occurred under the Lease and that Landlord will not exercise any, right or remedy provided for in this Lease or allowed by law because of any default by Tenant of any of its obligations under this Lease Agreement or because of any failure by Tenant to perform any of its obligations under this Lease Agreement, unless and until Landlord shall have first given written notice thereof to Tenant, and Tenant, within a period of fifteen (15) days thereafter shall have failed to pay the sum or sums due if the failure consists of the failure to pay money, or if the failure consists of something other than the failure to pay money, Tenant shall have failed, within thirty (30) days thereafter to cure the failure, or if such failure cannot reasonably be cured within 30 days, to begin the correction thereof or thereafter fails actively and diligently in good faith to proceed with and continue the correction thereof until it shall be fully corrected.

        (b) Notwithstanding any provision to the contrary set forth elsewhere in this Lease Agreement, Tenant shall not be deemed to have failed timely to have given the Principal Term Commencement Notice to Landlord or an Extension Notice to Landlord unless Landlord shall have given to Tenant written notice ("Reminder Notice"); that the last date by which Tenant is permitted to give to Landlord the Principal Term Commencement Notice and/or the Extension Notice has passed without such notice having been given, and unless Tenant fails to give to Landlord the Principal Term Commencement Notice or the Extension Notice (whichever is applicable) within ten (10) days after the date on which Landlord has given the Reminder Notice to Tenant.

    26.  Brokers.

        (a) Landlord agrees to indemnify, defend and save and hold harmless Tenant of and from any liability for any brokerage commission payable to any real estate broker with which Landlord dealt in connection with this Second Amendment to Lease Agreement.

        (b) Tenant agrees to indemnify, defend and save and hold harmless Landlord of and from any liability for any brokerage commission payable to any real estate broker with which Tenant dealt in connection with this Second Amendment to Lease Agreement.

    27. Captions. The captions in this Lease are for convenience only and are not a part of this Lease and are not in any way define, limit, describe or amplify the terms and provisions of this Lease or the scope or intent thereof.

    28. Entire Agreement. This Lease represents the entire agreement between Landlord and Tenant and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the subject matter hereof. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties.

    29. Interpretation. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter genders and the singular and plural number. Without limitation of the provisions of this Lease which expressly or impliedly survive the expiration or termination of this Lease, Landlord and Tenant agree that all provisions of this Lease in which Landlord or Tenant has agreed to indemnify the other, and the provisions of Section 15, shall survive such expiration and termination.

    30. Memorandum of Lease. Landlord and Tenant agree to execute, acknowledge and cause to be recorded, promptly after the execution of this Second Amendment to Lease Agreement, a Memorandum of this Second Amendment to Lease Agreement in proper statutory form. All recording charges for the recording of the Memorandum of the Second Amendment to Lease Agreement shall be paid by Tenant. It is the opinion of the Tenant that no Realty Transfer Taxes due or payable to the Commonwealth of Pennsylvania or to City of Philadelphia or the School District of Philadelphia by reason of the execution and delivery of this Second Amendment to Lease Agreement and/or the execution, delivery and recording of the Memorandum of Second Amendment to Lease Agreement. However, if and to the extent that any realty transfer tax is payable to the Commonwealth of Pennsylvania and/or to the City of Philadelphia or the School District of the City of Philadelphia by reason of the execution and delivery of this Second Amendment to Lease Agreement and/or the execution, delivery and recording of the Memorandum of Second Amendment to Lease Agreement, Tenant shall pay all such realty transfer taxes.

    31. Consent. Whenever pursuant to the terms of this Lease Agreement the consent or approval of Landlord or Tenant is required, the party whose consent or approval is required hereby agrees not unreasonably withhold or delay such consent or approval.

    32. Representations and Warranties of Landlord. Landlord makes the following representations and warranties to Tenant:

        (a) Landlord has not received a written notice which remains uncorrected stating that any portion of the, Premises is in violation of any law, ordinance or regulation of any governmental authority ("Violation").

        (b) There is no pending (or to the knowledge of Landlord, threatened) action, suit or proceeding, against or affecting title to, or the use of, the Premises, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

        (c) Landlord has not received (i) a written notice of any investigation of the Premises or any potential liability of the Landlord pursuant to any Environmental Laws or, (ii) a written notice that all or any portion of the Premises has been Taken (or is proposed to be Taken).

        (d) There is no proceeding pending for an increase or decrease in the assessed valuation of all or any portion of the Premises for real estate tax purposes.

        (e) No portion of the Premises is the subject of any abatement, reduction, deferral or "roll back" with regard to real estate taxes, nor any other agreement or arrangement whereby the Premises may be subject to the imposition of real estate taxes after the date of this Lease Agreement on account of periods of time prior to the date of this Lease Agreement.

    33. Time Periods. In computing any period of time pursuant to this Lease Agreement, the day of the act or event from which the designated period of time will run shall not be included. Any time period provided in this Lease Agreement which shall end on a Saturday, Sunday or holiday shall extend to the next full business day. The term "business day" shall mean any day which is not a Saturday, Sunday or holiday. The term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the Commonwealth of Pennsylvania are or may elect to be closed.

    34.  Right of First Refusal.

        (a) Landlord shall not at any time during the Principal Term sell or convey or agree to sell or convey all or any portion of the Premises without first having complied with the requirements of this Section 34.

        (b) If Landlord shall desire to sell or convey all or any portion or portions of the Premises during the Principal Term, Landlord shall obtain from a third party a bona fide arms-length written offer (the "Offer") , acceptable to Landlord, to purchase the portion or portions of the Premises (such portion or portions being herein, called the "Subject Premises") which Landlord desires to sell or convey; and Landlord shall submit a written copy of the Offer to Tenant and shall give Tenant thirty (30) days within which to elect to meet the Offer and purchase the Subject Premises. If Tenant elects to meet the Offer and purchase the Subject Premises Tenant shall give to Landlord written notice thereof within the aforementioned 30 day period ("Acceptance Notice") and closing shall be held within ninety (90) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Subject Premises to Tenant. At closing Landlord shall deliver to Tenant a special warranty deed, sufficient to convey to Tenant fee simple title to the Subject Premises free and clear of all liens, restrictions and encumbrances, except for the liens, restrictions and encumbrances subject to which the Subject Premises were to be conveyed to the party making the Offer. Landlord and Tenant shall each pay one-half of all transfer and documentary stamp taxes on or in connection with such conveyance unless the Offer provided otherwise, in which event such taxes shall be paid in accordance with the terms of the Offer.

        (c) This right of first refusal shall continue throughout the Principal Term as to all portions of the Premises until such time as such portions shall have been sold by Landlord to any party making the Offer. In the event Tenant shall not elect to meet any Offer within the aforementioned 30 day period, Landlord may thereafter sell the Subject Premises which are the subject of the Offer only to the party making the Offer and only in accordance with the terms thereof or on terms more beneficial to Landlord.

        (d) To prevent Landlord from defeating the rights of Tenant under this Section 34, Landlord agrees that Landlord will at no time accept an offer to purchase all or any portion of the Premises together with any other property.

    35. Release. Landlord hereby waives and releases all rights of distraint, levy and attachment to any items of personal property installed or placed by Tenant or by any subtenant of Tenant on the Premises. Although the foregoing waiver and release shall be self-operative without the necessity for any further instrument or document, Landlord hereby agrees at any time during the Principal Term, without limiting the effectiveness of the foregoing waiver and release, to furnish Tenant and/or Tenant's sublessees, or any vendor or other supplier under a conditional sale, chattel mortgage or other security arrangement, any holder of reserved title or any holder of a security interest, upon written request from time to time, waivers of Landlord's rights of distraint, levy or attachment on any such items and exempting the same from distraint, levy, attachment or recourse.

    36. Leasehold Mortgages. Tenant and every successor and assign of Tenant is hereby given the right (exercisable at any time and from time to time during the Principal Term) by Landlord, to mortgage their interests in this Lease, under one or more leasehold mortgages) to parties who are not Tenant Affiliates and who are institutional-type lenders (including, without limitation, banks, savings and loan associations, insurance companies and mortgage investments trusts), and to assign this Lease, and all subleases), as collateral security for such leasehold mortgages), upon the condition that all rights acquired under such leasehold mortgages) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease Agreement, and to all rights and interests of Landlord in this Lease Agreement, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to Tenant to mortgage Tenant's interest in this Lease Agreement, except as expressly provided in this Section
36. If Tenant desires to mortgage its interest under this Lease to a leasehold mortgagee who is not an institutional type investor then, as long as such proposed leasehold mortgagee is not a Tenant Affiliate, the Landlord agrees not unreasonably to withhold or delay its approval of such leasehold mortgagee. If Tenant and/or Tenant's successors and assigns shall mortgage this leasehold and if the holder of any such leasehold mortgage shall send to Landlord notice specifying the name and address of such holder and the pertinent recording data with respect to its leasehold mortgage, and if such holder shall have been approved by Landlord as aforesaid, then Landlord agrees that the following provisions shall apply to each leasehold mortgage with respect to which such conditions are met (each being herein called a "Leasehold Mortgage"), so long as such Leasehold Mortgage shall remain unsatisfied of record or until notice of satisfaction of such Leasehold Mortgage is given by the holder to Landlord:

        (a) There shall be no cancellation, surrender or modification of this Lease Agreement by joint action of Landlord and Tenant without the prior consent in writing of the holder of the Leasehold Mortgage, and no merger shall result from the acquisition by, or devolution upon, any one entity of the fee and leasehold estates in the Premises.

        (b) Landlord shall, upon serving Tenant with any notice of default or other notice provided for in this Lease Agreement, simultaneously serve a copy of such notice upon the holder of the Leasehold Mortgage; and no such notice to Tenant shall be effective unless a copy of such notice is also served on the holder of the Leasehold Mortgage. The holder of the Leasehold Mortgage shall thereupon have the same period, after service of such notice upon it, to remedy or cause to be remedied the defaults complained of, and Landlord shall accept such performance by or at the instigation of the holder of the Leasehold Mortgage as if the same had been done by Tenant.

        (c) If any default by Tenant shall occur which, pursuant to any provision of this Lease Agreement or law, entitles Landlord to terminate this Lease Agreement, and if, before the expiration of ten (10) days from the date of service of notice of termination upon the holder of the Leasehold Mortgage, such holder shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all minimum Rent and other payments provided for in this Lease to which are then in default, and shall have complied (or shall have commenced the work of complying) with all of the other obligations of Tenant under this Lease which are then in default, and shall prosecute the same to completion with reasonable diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect; and in the event that the holder of more than one Leasehold Mortgage shall desire so to act, the holder of the Leasehold Mortgage which is prior in lien shall have the prior right so to act.

        (d) If any default by Tenant shall occur which, pursuant to any provision of this Lease Agreement or law, entitles Landlord to terminate this Lease Agreement, and Landlord elects to terminate this Lease Agreement, the holder of the Leasehold Mortgage shall not only have the right to nullify any notice of termination by curing such default, as aforesaid, but shall also have the right to postpone and extend the specified date for the termination of this Lease Agreement as fixed by Landlord in Landlord's notice of termination, for a period of not more than four (4) months, provided that such holder shall within ten (10) days of the notice of termination cure or cause to be cured any then existing monetary defaults and meanwhile pay the rent, additional rent and comply with and perform all of the other terms, conditions and provisions of this Lease on Tenant's part to be complied with and performed, and provided further that the holder of the Leasehold Mortgage shall forthwith take steps to acquire or sell Tenant's interest in this Lease Agreement by foreclosure of the Leasehold Mortgage or otherwise and shall prosecute the same to completion with due diligence. If at the end of said four (4) month period the holder of the Leasehold Mortgage shall be actively engaged in steps to acquire or sell Tenant's interest in this Lease Agreement and shall have given notice thereof to Landlord, the time for the holder to comply with the provisions of this subparagraph (d) shall be extended for such period as shall be reasonably necessary to complete such steps with reasonable diligence and continuity; provided, however, that such extension shall not exceed sixty (60) days.

        (e) Landlord agrees that in the event of any termination of this Lease Agreement or of any New Lease made pursuant to this subparagraph (e) prior to its stated expiration date for any reason whatsoever (including, without limitation, by operation of law or the rejection of this Lease Agreement or any New Lease by Tenant as debtor in possession or any trustee of Tenant in any bankruptcy, reorganization, arrangement or similar proceeding), Landlord shall enter into a new lease ("New Lease") of the Premises with the holder of the Leasehold Mortgage (or its nominee) or, if there be more than one Leasehold Mortgage, then with the holder entitled under subparagraph (e)
(iii) (or its nominee) , for the remainder of the Term of this Lease, effective as of the date of such termination, at the rent and upon the same terms, provisions, covenants and agreements as contained in this Lease Agreement (including without limitation all renewal options and/or rights of first refusal), and subject only to the same conditions of title as this Lease Agreement is subject to on the date of the execution hereof and to others created pursuant to other Paragraphs of this Lease, and to the rights, if any, of any parties then in possession of any part of the Premises, provided:

            (i) The holder (or its nominee) shall make request upon Landlord for such New Lease and shall enter into the New Lease within sixty (60) days after the date on which the holder has received written notice of the occurrence of such termination.

            (ii) The holder (or its nominee) shall pay to Landlord at the time of the execution and delivery of the New Lease all sums which would at the time of the execution and delivery of the New Lease be due pursuant to this Lease Agreement but for such termination, less the net income received by Landlord subsequent to the date of termination of this Lease Agreement pursuant to subparagraph (v) (C) below and prior to the execution and delivery of the New Lease.

            (iii) If more than one holder makes request upon Landlord in accordance with the provisions of this subparagraph (e) , the New Lease shall be delivered to the holder requesting such New Lease whose Leasehold Mortgage is prior in lien and prior in estate, and the request of the holder of any Leasehold Mortgage which is subordinate in lien shall be void and of no force and effect.

            (iv) Upon the execution and delivery of the New Lease, all subleases which theretofore may have been assigned and transferred to Landlord shall thereupon be assigned and transferred (without recourse) by Landlord to the Tenant under the New Lease; and the Tenant under the New Lease shall have the benefit of all of the right, title, interest, powers and privileges of Tenant under this Lease Agreement in and to the Premises, including specifically assignment of Landlord's interest in and to any then existing sublease where the sublessee may have attorned to Landlord and which, at the time of cancellation or termination of this Lease Agreement, was prior in right to the lien of the holder of the Leasehold Mortgage or which by separate agreement or by its terms had been granted non-disturber privileges pursuant to the provisions of this Lease Agreement; and Landlord hereby agrees that, with respect to any such sublease so assigned, Landlord will not modify or amend any of the terms or provisions thereof, during the period between the expiration or termination of this Lease Agreement and the execution and delivery of the New Lease.

            (v) Following the termination of this Lease Agreement or any New Lease and until the right of the holders of all Leasehold Mortgages to enter into a New Lease shall have expired without any New Lease having been executed:

                (A) Landlord shall not alter or in any way demolish the buildings or other improvements situate on the Premises; and, during said period, Landlord shall not remove, replace or change any furniture, furnishing, fixtures or equipment located on the Premises.

                (B) Landlord shall not terminate any sublease or the rights of any subtenant under such sublease unless such subtenant shall be in default under such sublease.

                (C) Landlord shall receive all base rent and other payments due from subtenants as agent of the holders of all Leasehold Mortgages and shall deposit such rents and payments in a separate and segregated in trust for the Premises but Landlord may withdraw such sums, from time to time, to pay any rent due Landlord and any necessary operating expenses and carrying charges of the Premises; and, upon the execution and delivery of the New Lease, Landlord shall account and release to the tenant under the New Lease for the balance, if any, of the base rent, additional rent and other payments made under the subleases.

        (f) The holder of the Leasehold Mortgage shall be given notice of any arbitration proceedings by the parties hereto, and shall have the right to intervene therein and be made a party to such proceedings; and the parties hereto do hereby consent to such intervention. In the event that the holder of the Leasehold Mortgage shall not elect to intervene or become a party to such proceedings, the holder of the Leasehold Mortgage shall receive notice of, and a copy of any award or decision made in said arbitration proceedings.

        (g) Landlord shall, upon request, execute, acknowledge and deliver to the holder of the Leasehold Mortgage an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such holder, between Landlord, Tenant and the holder, agreeing to all of the provisions of this

Section 36.

        (h) If Tenant shall fail timely to deliver an Extension Notice, the holder of the Leasehold Mortgage which is first in lien shall nevertheless have the right to deliver such Extension Notice provided that it does so not later than thirty (30) days after Landlord has given the Reminder Notice that Tenant has failed to timely deliver such Extension Notice.

        (i) Landlord shall not sell, assign, transfer, convey or in any manner alienate or dispose of title to, or any interest in, any portion of the Premises or in this Lease Agreement without specific provision that such sale, assignment, conveyance or other alienation or disposition is and shall be subject to all of the rights of Tenant as provided in this Lease Agreement and to the holder of the Leasehold Mortgage.

        (j) No payment made to Landlord by the holder of the Leasehold Mortgage shall constitute agreement that such payment was, in fact, due under the terms of this Lease Agreement; and the holder of the Leasehold Mortgage having made any payment to Landlord pursuant to Landlord's wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment.

        (k) The making of a Leasehold Mortgage shall not be deemed to constitute an assignment of this Lease Agreement or of the leasehold estate hereby created, nor shall the holder of any Leasehold Mortgage, as such, be deemed an assignee of this Lease Agreement or of the leasehold estate hereby created so as to require such holder, as the holder of the Leasehold Mortgage, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed under this Lease Agreement; but the purchaser at any sale of this Lease Agreement and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignment of this Lease Agreement and of the leasehold estate hereby created under any instrument of assignment in lieu of foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee of this Lease Agreement and of the leasehold estate hereby created.

        (l) This Lease may be assigned to any party without Landlord's consent as a result of a foreclosure of the Leasehold Mortgage or as the result of a deed or assignment in lieu of foreclosure of a Leasehold Mortgage.

        (m) No holder of a Leasehold Mortgage shall have any personal liability for performance of Tenant's obligations under this Lease unless and until such holder acquires title to Tenant's leasehold estate or assumes possession of the Premises.

    37. Landlord's Joinder. Landlord agrees, upon all reasonable requests from Tenant: (a) to join with Tenant in any and all applications and consents for permits, authorization, consents and/or other governmental approvals (including, without limitation, reclassification of the Premises pursuant to the Zoning Code; the issuance of Variances, Special Exceptions, or Certificates; the issuance of building permits and approvals; the issuance of certificates of occupancy); and (b) to join with Tenant in any grants of easements or dedications or conveyances for electricity, telephone, gas, water, sewer and other public utilities and facilities and in any dedications of streets and in any agreements for use and development of the Premises, as Tenant or any governmental authority may require for the use and development of the Premises; and Landlord agrees to execute such applications, consents and other documents as may be required in order to effectuate the foregoing. Landlord shall not be required to incur any cost or expense in connection with any of such applications, easement, grants, consents or proceedings. Landlord agrees that neither Landlord nor any of the partners in Landlord, nor any of the shareholders of the partners in Landlord, will contest or object to any of the applications and consents for permits, authorizations, consents and/or governmental approvals referred to above in this Section 37. Notwithstanding the foregoing provisions of this Section 37, Tenant shall not, prior to the giving by Tenant of a Principal Term Commencement Notice, apply for any reclassification of the Premises pursuant to the applicable Zoning Code without the prior written approval of Landlord, which approval Landlord agrees not unreasonably to withhold or delay.

    38.  Estoppel Certificates.

        (a) Upon not less than fifteen (15) days prior notice by Tenant to Landlord, Landlord shall execute, acknowledge and deliver to Tenant and/or to any mortgagee, purchaser, or sublessee of Tenant (or any prospective mortgagee, purchaser, or sublessee) a statement in writing certifying:

            (i) That this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and getting forth the modifications);

            (ii) The dates to which rent and charges payable by Tenant under this Lease Agreement have been paid;

            (iii) Whether or not there is any existing default by Tenant or notice of default served by Landlord upon Tenant and stating the nature of any such defaults; and

            (iv) The commencement and ending dates of the Principal Term of this Lease.

        (b) Upon not less than fifteen (15) days prior notice by Landlord to Tenant, Tenant shall execute, acknowledge and deliver to Landlord and/or to any mortgagee or purchaser of Landlord (or any prospective mortgagee or purchaser) a statement in writing certifying:

            (i) That this Lease is unmodified and is in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and setting forth the modifications);

            (ii) The dates to which rent and charges payable by Tenant under this Lease Agreement have been paid;

            (iii) Whether or not there is any existing default by Landlord or notice of default served by Tenant upon Landlord and stating the nature of any such defaults; and

            (iv) The commencement and ending dates of the Principal Term of this Lease.

        (c) It is intended that each such statement delivered pursuant to this Section 37 may be relied upon by any existing or prospective mortgagee, purchaser, assignee or sublessee.

        (d) If the party required to deliver an estoppel certificate pursuant to the provisions of this Section 38 shall incur any reasonable costs and expenses (including reasonable attorneys' fees) in preparing or delivering the estoppel certificate, the party requesting the estoppel certificate shall reimburse the party issuing the estoppel certificate an amount equal to such reasonable costs and expenses (including reasonable attorneys' fees).

    39. Notices. All notices under this Lease Agreement shall be in writing and shall be sent by: (i) United States registered or certified mail, return receipt requested; postage prepaid; (ii) by nationally recognized overnight courier (such as Federal Express), all charges prepaid; or (iii) by facsimile transmission (with a same day confirmation copy sent by first-class mail); addressed as follows:

         If intended for Landlord:

             Liberty Landing Associates
             c/o Thomas Kelley and Mark Mendelson
             Local Union #19
             1301 S. Columbus Blvd.
             Philadelphia, PA  19147
             FAX: (215)  952-0250

         if intended for Tenant:

             c/o President Riverboat Casinos, Inc.
             802 N. First Street
             St. Louis, MO 63102
             Attention: John Aylsworth, Esquire
             FAX: (314) 622-3049

         with a copy to:

             Henry Gusky, Esquire
             Sable, Makoroff & Gusky
             7th Floor Frick Building
             Pittsburgh, PA 15219

             Henry F. Miller, Esquire
             Wolf, Block, Schorr and Solis-Cohen

             Twelfth Floor Packard Building
             Philadelphia, Pennsylvania 19102
             FAX: (215) 977-2346

and/or to such other addresses and/or fax number of which Landlord or Tenant shall have given notice as herein provided. All such notices shall be deemed to have been sufficiently given for all purposes hereof on the date of the receipt thereof; and may be given on behalf of either party by its counsel.

    40.  Attornment.

        (a) In the event of a termination of the Principal Term or Tenant's rights and privileges under this Lease Agreement prior to the expiration date of the Principal Term for any reason whatsoever (including, without limitation, termination by reason of a default by Tenant of any of its obligations under this Lease Agreement), Landlord covenants that with respect to the period of time commencing as of the date of termination and ending as of the date on which the Principal Term would have expired but for such early termination: (i) Tenant's sublessees shall not be disturbed in their possession of the Premises in accordance with the terms and conditions of their respective subleases, except for such cause as would entitle Tenant to terminate any such sublessee's sublease; (ii) each such sublease, if then in existence, shall continue with the same force and effect as if Landlord, as lessor, and the sublessee, as lessee, had entered into a lease containing the same terms, covenants and conditions as those contained in the sublease; and
(iii) Landlord shall accept the attornment of any such sublessee as lessee to Landlord.

        (b) Landlord agrees, without limiting the effectiveness of the covenants and agreements set forth in subsection 40(a), on request by Tenant or any sublessee from time to time, promptly to execute, acknowledge and deliver all such instruments or documents as may be requested by Tenant or any sublessee in confirmation of the provisions set forth in subsection 40(a).

        (c) Landlord agrees that Landlord shall send during the Principal Term to any sublessee whose name and address is furnished to Landlord copies of any notices of default to Tenant concurrently with the notices sent to Tenant; and any such sublessee shall have the right, but shall not be obligated, to cure or remedy any such default within the period provided in this Lease Agreement and Landlord agrees to accept such performance on the part of any such sublessee as though the same had been done and performed by Tenant.

    41. Partial Invalidity. If any term, covenant or condition of this Lease Agreement shall be invalid or unenforceable, the remaining provisions of this Lease Agreement shall not be affected thereby; and each term, covenant and condition of this Lease Agreement shall be. valid and shall be enforced to the extent permitted by law.

    42. Counterparts. This Lease Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Lease Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected thereon as the signatories,

    43. PLC Agreement. Landlord has assigned to Tenant all of Landlord's rights, title and interest in, to and under that certain Master Agreement to Lease dated September 25, 1989 between Philadelphia Port Corporation and Landlord ("PLC Agreement") leasehold estate in certain parcels of real property described therein (the "PLC Parcel"). If Tenant elects to cause the Principal Term to commence, Tenant may, at that time, at its option: discontinue making further payments of the PLC Option Consideration and/or of any other sum due under the PLC Agreement and permit the PLC Agreement to lapse; or continue to make payments under the PLC Agreement and continue the PLC Agreement in effect; or exercise its right to enter into a Lease for the PLC Parcel (in which event Tenant shall, to the extent required by the landlord of the PLC Parcel be obligated to pay all lump sum rental payments due under the PLC Agreement as of the date on which Tenant executes the Lease for the PLC Parcel). Tenant shall have no obligation to Landlord to continue making payments of the PLC Option Consideration or any other sum due and payable under the PLC Agreement. If Tenant does not cause the Principal Term to commence, then Tenant shall, if requested by Landlord, reassign to Landlord all of the rights, title and interest of Tenant in, to and under the PLC Agreement.

    44.  Exclusive Efforts.  Tenant agrees that throughout the Principal Term:

        (a) Tenant shall use diligent efforts to obtain licenses for the operation of gambling facilities at the Premises; and

        (b) Neither Tenant nor any Tenant Affiliate will obtain (or endeavor to obtain) a license for the operation of a gambling facility, nor will Tenant nor any Tenant Affiliate operate a gambling facility, anywhere in the City of Philadelphia, other than at the Premises.

    45.  Efforts to Cooperate and Assist.

        (a) Each of Landlord and Tenant agrees, during the Principal Term to use diligent efforts to obtain a second license to permit the operation of a second gambling facility at the Premises.

        (b) Landlord agrees to cooperate with Tenant, and to assist Tenant (all at Tenant's sole cost and expense), in Tenant's efforts to obtain a license to permit the operation of gambling facilities at the Premises.

    46.  Definitions.

        (a) "Acceptance Notice". The term "Acceptance Notice', shall have in this Lease the meaning designated in subsection 34(b) above.

        (b) "business day". The term "business day" shall have in this Lease the meaning designated in subsection 33 above.

        (c) "certificate". The term "certificate" shall have in this Lease the meaning designated in subsection 5(b) above.

        (d) "Effective Rate". The term "Effective Rate" is used in this Lease to mean the rate of interest per annum which is equal to the lower of
(i) four percent (4%) in excess of the Prime Rate in effect from time to time (such Effective Rate to be changed on each date on which the Prime Rate is changed), and (ii) the highest legal rate of interest permitted by applicable law to be charged by Landlord to Tenant.

        (e) "Environmental Statutes". The term "Environmental Statutes" shall have in this Lease the meaning designated in subsection 15 (a) above.

        (f) "Extension Notice". The term "Extension Notice" shall have in this Lease the meaning designated in subsection 2(b)(i) above.

        (g) "Extension Periods". The term "Extension Periods" shall have in this Lease the meaning designated in subsection 2(b)(i) above.

        (h) "Fixed Rent". The term "Fixed Rent" shall have in this Lease the meaning designated in subsection 3 (a) (D) above.

        (i) "Gambling facility". The term "gambling facility" shall have in this Lease the meaning designated in subsection 3(a)(H) above.

        (j) "Governmental Authority". The term "Governmental Authority" shall have in this Lease the meaning designated in subsection 4(b)(i) above.

        (k) "Gross Receipts". The term "Gross Receipts" shall have in this Lease the meaning designated in subsection 3(a)(J)(i) above.

        (l) "Hazardous Substances". The term "Hazardous Substances" is used in this Lease to mean "hazardous substances" within the meaning of the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499, 100 STAT 1613 (October 16,
1986), "regulated substances" within the meaning of Title I of the federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991 (i) , and any substances listed under any pertinent state definitions.

        (m) "holiday". The term "holiday" shall have in this Lease the meaning designated in subsection 33 above.

        (n) "imposition". The term "imposition" shall have in this Lease the meaning designated in Section 4 above.

        (o) "Improvements". The term "Improvements shall have in this Lease the meaning designated in subsection 7(a) (i) above.

        (p) "Landlord". The term "Landlord" is used in this Lease to include the Landlord named above and any subsequent owner of the Premises, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this Lease as Landlord.

        (q) "Landlord Gambling License". The term "Landlord Gambling License,, shall have in this Lease the meaning designated in subsection 3.(a)(F) above.

        (r) "Law". The term "Law" shall have in this Lease the meaning designated in subsection 4(b)(i) above.

        (s) "Lease Year". The term "Lease Year" shall have in this Lease the meaning designated in subsection 3(a)(A) above.

        (t) "Leasehold Mortgage". The term "Leasehold Mortgage" shall have in this Lease the meaning designated in Section 36 above.

        (u) "Net Gaming Win". The term "Net Gaming Win" shall have in this Lease the meaning designated in subsection 3(a)(G) above.

        (v) "New Lease". The term "New Lease" shall have in this Lease the meaning designated in subsection 36(e) above.

        (w) "Offer". The term "Offer" shall have in this Lease the meaning designated in subsection 34(b) above.

        (x) "Option Agreement". The term "Option Agreement" shall have in this Lease the meaning designated in Subsection 2(a) above.

        (y) "Percentage Rent". The term "Percentage Rent" shall have in this Lease the meaning designated in subsection 3(a)(C) above.

        (z) "Premises". The term "Premises" shall have in this Lease the meaning designated in subsection 1(b) above.

        (aa) "Principal Commencement Notice". The term "Principal Term Commencement Notice" shall have in this Lease the meaning designated in subsection 2(a) above.

        (bb) "Prime Rate". The term "Prime Rate" is used in this Lease to mean the rate of interest announced from time to time as its "Prime Rate" or "base rate" by such national or state chartered bank in the United States of America as shall be designated from time to time by Landlord.

        (cc) "Principal Term". The term "Principal Term" shall have in this Lease the meaning designated in subsection 2(a) above.

        (dd) "Principal Term Rent". The term "Principal Term Rent" shall have in this Lease the meaning designated in subsection 3(a) above.

        (ee) "Recorded Agreement". The term "Recorded Agreement" shall have in this Lease the meaning designated in subsection 4(b)(ii) above.

        (ff) "Reminder Notice". The term "Reminder Notice,, shall have in this Lease the meaning designated in subsection 25(b) above.

        (gg) "Second Installment". The term "Second Installment" shall have in this Lease the meaning designated in subsection 3(a) above.

        (hh) "Subject Premises". The term "Subject Premises" shall have in this Lease the meaning designated in subsection 34(b) above.

        (ii) "Sublease". The term "Sublease" shall have in this Lease the meaning designated in subsection 20(d) above.

        (jj) "Subrent". The term "Subrent" shall have in this Lease the meaning designated in subsection 20(d) above.

        (kk) "Taken". The term "Taken" shall have in this Lease the meaning designated in subsection 19(a) above.

        (ll) "Tenant". The term "Tenant" is used in this Lease to include the entity named above as Tenant as well as its successors and assigns, each of whom shall be under the same obligations, liabilities and disabilities and have only such rights, privileges and powers as he would have possessed had he originally signed this Lease as Tenant.

        (mm) "Tenant Affiliate". The term "Tenant Affiliate" is used in this Lease to mean any entity, corporate or otherwise, that directly or indirectly (through one or more intermediaries) controls or is controlled by, or is under common control with, Tenant.

        (nn) "Third Party". The term "Third Party" shall have in this Lease the meaning designated in subsection 20(d) above.

        (oo) "Violation". The term "Violation" shall have in this Lease the meaning designated in subsection 32(a) above.

    47. Option to Purchase. If Landlord is required to obtain a Landlord Gambling License to permit the operation by Tenant of a gambling facility on the Premises for any reason whatsoever (not limited to the circumstances described in subsection 3(a)(F) above), and if Landlord (or the entity to which Landlord has assigned this Lease pursuant to paragraph 3(f) hereof) does not obtain the Landlord Gambling License on or prior to such time as Tenant or contemporaneously with such time as Tenant obtains a gaming license or obtains a finding of suitability for a gaming license (if a finding of suitability is required under Pennsylvania law), whichever first occurs, then Tenant shall thereafter have the option ("Option") to purchase the Premises by giving notice to Landlord of the exercise of the Option. Upon the exercise by Tenant of the Option, this Lease Agreement and the notice of Tenant's exercise of the option shall constitute an agreement of sale and purchase between Landlord and

 Tenant, whereby Landlord shall agree to sell and Tenant shall agree to purchase the Premises upon the following terms and conditions:

        (a) The purchase price ("Purchase Price") to be paid by Tenant to Landlord for the Leased Premises shall be the Fair Market Value of the Premises (determined as specified below) as of the Closing Date. The Purchase Price shall be paid at Closing (as defined below), by wire transfer of funds to Landlord's account.

        (b) The closing and settlement ("Closing") of the sale and purchase of the Premises pursuant to this Section 47 shall occur (the date on which Closing is to occur being herein called the "Closing Date") on the date specified by written notice from Tenant to Landlord (which date shall be no later than 90 days after the date on which Tenant has given to Landlord written notice of the exercise by Tenant of the Option). If the Closing Date specified by Tenant will occur after the date specified in this Lease Paragraph for the expiration of the Principal Term and if Tenant has not caused the Principal Term to commence Lease, then the Principal Term shall continue until the Closing Date.

        (c) Landlord shall, at Closing, convey to Tenant fee simple title to the Leased Premises by delivery of Landlord's special warranty deed, duly executed and acknowledged by Landlord and in proper form for recording. Title to the Leased Premises shall be good and marketable and shall be free and clear of all liens, restrictions, easements, encroachments, title company objections, or other title encumbrances, except for the title exceptions set forth on the Leasehold Policy of Title Insurance issued to Tenant by Commonwealth Land Title Insurance Company simultaneously with the execution of this Lease Agreement, and except for any additional encumbrances as shall be created by Tenant; and title to Premises shall be insurable as aforesaid at ordinary rates by the Commonwealth Land Title Insurance Company pursuant to an American Land Title Association Owner's Policy of Title Insurance - 1970-Form B (revised November 17, 1970 and November 17, 1984).

        (d)  At Closing Tenant shall pay all realty transfer taxes.

        (e) The tender of an executed Deed by Landlord and the tender by Tenant of the Purchase Price at Closing are hereby mutually waived; but nothing herein contained shall be construed as a wavier of Landlord's obligation to deliver the Deed and/or of the concurrent obligation of Tenant to pay the Purchase Price at Closing.

        (f) (i) The "Fair Market Value of the Premises" shall be the amount agreed upon by Landlord and Tenant. if Landlord and Tenant are unable to agree upon the Fair Market Value of the Premises within 30 days after the date (which may be prior to the exercise of the Options) on which Tenant shall have requested that Landlord and Tenant attempt to agree upon the amount thereof, then Landlord and Tenant shall submit the determination of the Fair Market Value of the Premises to arbitration by a panel of three independent real estate appraisers located in the City of Philadelphia (who shall be members of the American Institute of Real Estate Appraisers (or an equivalent organization), and who shall be persons who have not acted in any capacity for either Landlord or Tenant) , one of whom shall be selected by Landlord, one of whom shall be selected by Tenant, and one of whom shall be selected by the two appraisers selected by Landlord and Tenant. If the two appraisers selected by Landlord and Tenant are unable to agree upon the third appraiser, either Landlord or Tenant, by giving ten (10) days notice to the other, may apply to the then President of the Real Estate Board of Philadelphia County (or comparable entity if the Real Estate Board of Philadelphia is not then in existence) for the selection of the third appraiser who meets the qualifications stated in this paragraph. Within thirty (30) days after the appointment of the appraisers (i) Landlord shall submit to the appraisers the lowest amount Landlord is willing to accept as the Fair Market Value of the Premises (determined as set forth below) (together with any supporting data which Landlord believes is relevant); and (ii) Tenant shall submit to the appraisers the highest amount Tenant is willing to pay as the Fair Market Value of the Premises (determined as set forth below in this subsection 2(c)) (together with any supporting data which Tenant believes is relevant). Within thirty (30) days following the receipt from Landlord and Tenant of such information; (i) if the designations of Fair Market Value of the Premises by Landlord and by Tenant are within five percent (5%) of each other, then the Fair Market Value of the Premises shall be deemed to be the average of the Fair Market Values of the Premises designated by Landlord and Tenant; or (ii) if the designations of Fair Market Value of the Premises by Landlord and Tenant are not within five percent (5%) of each other, then the appraisers shall determine which designation of Fair Market Value of the Premises, either Landlord's or Tenant's, most closely reflects the Fair Market Value of the Premises, taking into account the factors designated below. The determination of the appraisers as to Fair Market Value of the Premises pursuant to the provisions of the preceding sentence (it made pursuant to the provisions thereof) shall be final and binding on Landlord and Tenant. If the determination of Fair Market Value of the Premises is made pursuant to clause
(i) of the penultimate preceding sentence, then the costs and fees of the appraisers shall be born equally by Landlord and Tenant; and if the determination of Fair Market Value of the Premises is made pursuant to clause
(ii) of the penultimate preceding sentence, then the costs and fees of the appraisers shall be born by the party whose statement of Fair Market Value of the Premises is not used by the appraisers for the determination of the Fair Market Value of the Premises.

            (ii) The "Fair Market Value" of the Premises shall be determined as of the Closing Date. The Fair Market Value of the Premises shall be determined to reflect the gross purchase price that a ready, willing and able Seller would accept and a ready, willing and able Buyer would pay for the Premises for its highest and best permitted use in an arms-length transaction, assuming that the Premises would be sold subject to the terms of this Lease Agreement and assuming that the Principal Term had commenced, but without this
Section 47; provided, however, that if the determination of Fair Market Value of the Premises is made pursuant to clause (ii) above, the appraisers shall not take into account the fair market value of any improvements made to or constructed upon the Premises by Tenant.

    48. Amendment and Restatement of Lease Agreement. This Second Amendment to Lease Agreement, when effective, fully restates, amends, supersedes and replaces all of the terms and conditions of the Lease Agreement dated
December 14, 1993 and the First Amendment to Lease Agreement dated July 31, 1996. This Second Amendment to Lease Agreement shall be effective immediately upon the delivery of written notice by Tenant (as Optionee) to Landlord (as Optionor) to the effect that Tenant has exercised its Option to amend the Lease Agreement pursuant to the terms of the Option Agreement. On and from the date on which this Second Amendment to Lease Agreement becomes effective, all references herein to the Lease Agreement shall, unless otherwise expressly stated, be a reference to the terms of this Second Amendment to Lease Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.


WITNESS:

/s/ John S Aylsworth
_________________________________          By: DELAWARE AVENUE
                                               DEVELOPMENT CORPORATION -
                                               Partner

                                                 /s/ Mark Mendelson
                                           By:  _________________________
                                                President

/s/ Mark Mendelson
__________________________________         By:  DELAWARE WASHINGTON
                                                CORPORATION - Partner

                                                 /s/Thomas J. Kelly
                                           By:  _________________________
                                                President


                                           TENANT:
/s/ Mark Mendelson
__________________________________         PRC-PHILADELPHIA, INC.

                                                 /s/ John S. Aylsworth
                                           By:  _________________________
                                                V President

                  MEMORANDUM OF SECOND AMENDMENT TO LEASE
                 -----------------------------------------

    THIS MEMORANDUM OF SECOND AMENDMENT TO LEASE is made as of the 31st day of July, 1996, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Landlord") and PRESIDENT RIVERBOAT CASINO-PHILADELPHIA, INC., a Pennsylvania corporation ("Tenant"), pursuant to Section 2 of the Act of June 2, 1959, P.L. 454, 21 P.S. Section 405, et seq., and is a memorandum of the Second Amendment to Lease Agreement dated July 31, 1996, (the "Second Amendment"), which Second Amendment amends a Lease Agreement dated December 14, 1993 (the "Lease") between Landlord, as lessor, and Tenant, as lessee. As required by the aforesaid statute, the following additional information is hereby provided with respect to the Lease and the First Amendment:

1.  The name and address of the Landlord set forth in the Lease is:

                   Liberty Landing Associates
                   c/o Sheet Metal Workers' Association Local Union No. 19 1301 S. Delaware Avenue
                   Philadelphia, PA  19147

2.  The name and address of the Tenant set forth in the Lease is:

                   President Riverboat Casino-Philadelphia, Inc.
                   c/o President Casinos, Inc.
                   802 N. First Street
                   St. Louis, MO  63102
                   Attention:  John Aylsworth,
                      Chief Operating Officer

3.  The date of the Lease is December 14, 1993.

4.  The date of the Second Amendment to Lease Agreement is July 31, 1996.

5. The description of the demised premises which is the subject of the Lease and the Second Amendment is as follows:

        The "Premises" shall mean all that certain lot or piece of ground situate in the 1st Ward of the City of Philadelphia described according to a Survey and Plan of Property made for Sheet Metal Workers Local No. 19 by William E. Barton, Land Surveyor, No.
        786A dated September 9, 1993, last revised September 28, 1993, as more fully described by metes and bounds on Exhibit "A" attached hereto and made a part hereof, together with all buildings and other improvements situate thereon as of the date of this Lease Agreement (including, without limitation, the pier structures now situate thereon), and together with all appurtenances thereto (including, without limitation, the easements appurtenant thereto granted and created by that certain Cross Easement Agreement dated the 25th day of September, 1989, as recorded in the Department of Records in and for the city of Philadelphia in Deed

        Book FHS 1540, at page 321 on January 22, 1990 and the easements appurtenant thereto granted and created by that certain Easement Agreement dated as of the 14th day of December, 1993 and recorded in the Department of Records in and for the city of Philadelphia, at Deed Book VCS 548, Page 509, on December 29,
        1993), and all other easements, rights of way and other rights and benefits relating to the aforesaid tract or piece of land.

6. The following are the full provisions in the Lease with regard to the commencement of the Principal Term:

7. "Principal Term. Tenant shall have the right, at Tenant's sole option, to cause the principal term ("Principal Term") of this Lease to commence by Tenant (as Optionee under the terms of that certain Option Agreement dated July 31, 1996 between Landlord and Tenant, said Option Agreement being hereinafter called the "Option Agreement") giving written notice (the "Principal Term Commencement Notice") to Landlord (as Optionor) that Tenant has exercised the Option to amend the Lease Agreement pursuant to the terms of the Option Agreement. If Tenant gives a Principal Term Commencement Notice to Landlord, the Principal Term shall commence on the "Principal Term Commencement Date" which shall be thirty (30) days after the date on which Tenant has given to Landlord the Principal Term Commencement Notice; provided that such Principal Term Commencement Date shall occur on the first day of the next following month after thirty (30) days have elapsed from the giving of the Principal Term Commencement Notice. For example, if Tenant delivers the Principal Term Commencement Notice on February 15, 1998, then the Principal Term Commencement Date shall occur on April 1, 1998. The Principal Term shall end on the date which is ten (10) years from the Principal Term Commencement Date."

8. The Lease grants to Tenant, under certain circumstances, the right, at Tenant's sole option, to extend the Principal Term for five (5) successive periods of five years each, upon the same terms, provisions and conditions which are in effect during the Principal Term.

9. The Lease grants to Tenant an option to purchase the demised premises under certain circumstances. The previous expiration date of the option (being January 1, 1998) has been extended to include the Principal Term and any extensions of the Principal Term in the event that the circumstances giving rise to such option occur.

10. No provision in this Memorandum of Lease shall be deemed to modify or amend the provisions of the Lease or the Second Amendment.

   IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.

WITNESS                          LANDLORD:
                                 By: Delaware Avenue
                                    Development Corporation
                                    Partner

/s/ Thomas J. Kelly                  /s/ Mark Mendelson
________________________        By :_________________________
                                         President

________________________


________________________         By:  Delaware-Washington
                                     Corporation - Partner
/s/ Mark Mendelson                    /s/ Thomas J. Kelly
________________________         By:___________________________
                                         President


WITNESS:                         TENANT:

                                 President Riverboat Casino-PHILADELPHIA, INC.

/s/ Mark Mendelson                   /s/ John S. Aylsworth
_______________________         BY:____________________________
                                          V-President
_______________________

COMMONWEALTH OF PENNSYLVANIA        :
                                    :  SS:
COUNTY OF Philadelphia              :

  On July 31, 1996, BEFORE ME, a Notary Public in and for said County and Sate, personally appeared Mark Mendelson, known to me or satisfactorily proven to be the President of Delaware Avenue Development Corporation, and who acknowledged that he, as such President executed the foregoing Memorandum of First Amendment to Lease Agreement for the purposes therein contained.

My Commission Expires: Dec. 20, 1999

                         /s/ Mary Ann McMasters
                        __________________________
                                Notary

COMMONWEALTH OF PENNSYLVANIA        :
                                    :  SS:
COUNTY OF Philadelphia              :

  On July 31, 1996, BEFORE ME, a Notary Public in and for said County and Sate, personally appeared Thomas J. Kelly, known to me or satisfactorily proven to be the President of Delaware-Washington Corporation, and who acknowledged that he, as such President executed the foregoing Memorandum of First Amendment to Lease Agreement for the purposes therein contained.

My Commission Expires:  Dec. 20, 1999

                      /s/ Mary Ann McMasters
                      __________________________
                           Notary Public

COMMONWEALTH OF PENNSYLVANIA    :
                                :  SS:
COUNTY OF Philadelphia          :

  On July 31, 1996, BEFORE ME, a Notary Public in and for said County and State, personally appeared John S. Aylsworth, known to me or satisfactorily proven to be the Vice-President of President Riverboat Casino-Philadelphia, Inc., and who acknowledged that he, as such Vice-President executed the foregoing Memorandum of First Amendment to Lease Agreement for the purposes therein contained.

My Commission Expires:  Dec. 20, 1999

                        /s/ Mary Ann McMasters
                        __________________________
                              Notary Public